UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

Piermont Valley Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44320 Osgood Road Freemont, CA	94539
(Address of principal executive offices)	(Zip Code)

(202) 741-3677

(Registrant’s telephone number, including area code)

Capitalworks Emerging Markets Acquisition Corp

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	CMCAU	OTC

Class A ordinary shares, par value $0.0001 per share	CMCAF	OTC

Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CMCAW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference into this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 28, 2025, Piermont Valley Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”). An aggregate of 6,280,859 Class A ordinary shares and one Class B ordinary share of the Company, which represented a quorum of the outstanding ordinary shares entitled to vote as of the record date of January 31, 2025, were represented in person (virtually) or by proxy at the Meeting.

The Company’s shareholders voted on the following proposals at the Meeting, all of which were approved:

(1)

Proposal No. 1 — The Extension Proposal — proposal to amend, by special resolution, the Company’s amended and restated memorandum of association and articles of association, as amended to extend the date by which the Company would be required to consummate a business combination from March 3, 2025 to March 3, 2026 and (b) to permit the board of directors of the Company, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than March 3, 2026. The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
6,280,860	0	0	0

(2)

Proposal No. 2 — The Redemption Limitation Amendment Proposal — a proposal to eliminate, by way of special resolution, from the charter the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) of less than US$5,000,001 in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the redemption limitation. The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
6,280,860	0	0	0

(3)

Proposal No. 3 — The Name Change Proposal — a proposal to amend, by special resolution, the charter to change the name of the Company from “Capitalworks Emerging Markets Acquisition Corp” to “Piermont Valley Acquisition Corp.” The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
6,280,860	0	0	0

Because quorum was obtained and all proposals were approved, the Company did not hold a vote on the adjournment proposal that was set forth in the proxy statement for the Meeting.

An aggregate of 1,006,745 shares were redeemed in connection with the Extension Proposal, resulting in there being an aggregate of 5,954,986 Class A Ordinary Shares and 1 Class B Ordinary Share outstanding.

Amendments to the Company’s Amended and Restated Memorandum and Articles of Association to effectuate the Extension Proposal and Name Change Proposal have been filed with the Cayman Islands Registrar of Companies.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERMONT VALLEY ACQUISITION CORP

Dated: March 7, 2025	By:	/s/ Suresh Guduru
	Name:	Suresh Guduru
	Title:	Chairman and Chief Executive Officer

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